Exhibit 32.1
CORE-MARK HOLDING COMPANY, INC.
CERTIFICATION
In connection with the annual report of Core-Mark Holding Company, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Scott E. McPherson, President, Chief Executive Officer and Director of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
This Certification shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section.

Date:	March 2, 2020	By:	/s/ SCOTT E. McPHERSON
Scott E. McPherson
President, Chief Executive Officer and Director